Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Commission

Date of Report (Date of earliest event reported): April 29, 2005.

Diamond I, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-19961	01-0623010
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5555 Hilton Avenue, Suite 207, Baton Rouge, Louisiana 70808
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (225) 923-1034

Form 8-K
Diamond I, Inc.
Item 4.01.	Change in Registrant's Certifying Accountant.

Lopez, Blevins, Bork & Associates, LLP was dismissed on April 29, 2005, as Diamond I, Inc.’s independent auditors. Lopez, Blevins, Bork & Associates, LLP’s report dated April 11, 2005, on Diamond I, Inc.’s balance sheet of as of December 31, 2004, and the related statements of revenues and expenses, stockholders' deficit and cash flows for the year ended December 31, 2004, the period from inception (June 17, 2003) through December 31, 2003, and the period from inception (June 17, 2003) through December 31, 2004, contained a going concern option, but did not contain any other an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.

In connection with the audit of Diamond I, Inc.'s financial statements, and in the subsequent interim period, there were no disagreements with Lopez, Blevins, Bork & Associates, LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Lopez, Blevins, Bork & Associates, LLP would have caused Lopez, Blevins, Bork & Associates, LLP to make reference to the matter in their report. Diamond I, Inc. has requested Lopez, Blevins, Bork & Associates, LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated May 2, 2005, is filed as Exhibit 16.1 to this Current Report on Form 8-K. Diamond I, Inc.’s new accountant, Malone & Bailey, P.C., was engaged on April 29, 2005, as Diamond I, Inc.'s principal accountant to audit the financial statements of Diamond I, Inc. The decision to change accountants was approved by the Audit Committee of the Board of Directors and the full Board of Directors of Diamond I, Inc.

During the period ended December 31, 2004, and subsequent to December 31, 2004, through the date hereof, neither Diamond I, Inc. nor anyone on its behalf consulted with Malone & Bailey, P.C. regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Diamond I, Inc.'s financial statements, nor has Malone & Bailey, P.C. provided to Diamond I, Inc. a written report or oral advice regarding such principles or audit opinion or any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(iv) and (v), respectively, of Regulation S-K with Diamond I, Inc.'s former accountant, Lopez, Blevins, Bork & Associates, LLP.

Diamond I, Inc. has requested that Malone & Bailey, P.C. review the disclosure contained in this Current Report on Form 8-K and has provided Malone & Bailey, P.C. the opportunity to furnish Diamond I, Inc. with a letter addressed to the Commission containing any new information, clarification of Diamond I, Inc.'s expression of its views, or the respects in which Malone & Bailey, P.C. does not agree with the statements made by Diamond I, Inc. herein. Malone & Bailey, P.C. has advised Diamond I, Inc. that no such letter need be issued.

Item 7.01.	Regulation FD Disclosure.
Press Release
On May 3, 2005, we issued the press release reproduced below:
Diamond I Announces Change in Independent Auditor

BATON ROUGE, La, May 3, 2005 -- Diamond I, Inc. (formerly AirRover Wi-Fi Corp.) (OTCBB: DMOI.OB), a Wi-Fi-based communications solutions company, today announced that it had changed its independent auditor. Diamond I’s new auditor is Malone & Bailey, P.C., Houston, Texas. Malone & Bailey, P.C. has been engaged to review Diamond I’s interim financial statements and to audit Diamond I’s financial statements for the year to end December 31, 2005.

Diamond I’s audit committee and full board of directors determined that, while there was no disagreement with its former auditor, the change of auditor represented a more appropriate choice for the company.

About Diamond I, Inc.

Diamond I, Inc. is a development-stage company that focuses on bringing new Wi-Fi-based products to market, including a hand-held Wi-Fi-based gaming system for on-premises use by casinos/resorts, known as “WifiCasino GS Concierge and Gaming System”(TM). The company also provides Wi-Fi Internet access in Louisiana, Arizona, Maryland, Pennsylvania, Nebraska and Washington, D.C. The term "Wi-Fi" (wireless fidelity) refers to an industry standard for wireless equipment that meets published 802.11(x) standards. Wi-Fi equipment operates in unlicensed spectra, such as 2.4 and 5.8 Ghz.

Diamond I seeks to secure a Las Vegas hotel/casino to serve as the demonstration site for its WifiCasino GS, in conjunction with its application for a gaming license in Nevada. Currently, Diamond I is in negotiations with a nationally-known Las Vegas casino to serve as the demonstration facility for its system. Also, Diamond I is working to secure one or more cruise ships on which to implement a WifiCasino GS system; Diamond I has had preliminary discussions with the owners of one or more cruise ships. Diamond I has also had preliminary discussions with the owners of one or more horse racing facilities in the United States and dog and horse racing facilities outside the United States, with respect to its establishing a WifiCasino GS system on such a facility.

Forward-Looking Statements

Certain statements in these interviews and news releases may constitute "forward looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward looking statements involve risk, uncertainties, and other factors, which may cause the actual results, performance, or achievement expressed or implied by such forward looking statements to differ materially from the forward looking statements. Certain statements contained in the interviews are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve numerous risks and uncertainties, including, but not limited to, risks and uncertainties pertaining to development of Diamond I’s products and services and markets for such products and services, the timing and level of customer orders, competitive products and service, changes in economic conditions and other risks and uncertainties. Although Diamond I believes the statements are reasonable, it can give no assurance that such expectations will prove correct. Diamond I cautions that any forward-looking statements contained herein are not a guarantee of future performance and that actual results may differ materially.

Contact: Diamond I, Inc., Baton Rouge, David Loflin, 225-923-1034 dloflin@diamonditech.com.
* * * END OF PRESS RELEASE * * *

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits:
Exhibit No.	Description
16.1	Letter from Lopez, Blevins, Bork & Associates, LLP regarding change in certifying accountant.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Dated: May 3, 2005.	DIAMOND I, INC.

By:	/s/ DAVID LOFLIN
David Loflin President